As filed with the Securities and Exchange Commission on February 17, 2023

Registration No. 333-  _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPER LEAGUE GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1990734
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

(213) 421-1920

(Address of Principal Executive Offices)

SUPER LEAGUE GAMING, INC. AMENDED AND RESTATED

2014 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Ann Hand

Chief Executive Officer

Super League Gaming, Inc.

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

(213) 421-1920

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel W. Rumsey, Esq. Jack P. Kennedy, Esq.
Disclosure Law Group,
A Professional Corporation
655 West Broadway, Suite 870
San Diego, California 92101
(619) 272-7050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers a total of 1,250,000 additional shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Super League Gaming, Inc. (the “Company”), of which 718,670 Shares may be issued as new awards pursuant to the Company’s Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) and 531,330 Shares may be issued upon exercise or vesting of previously issued awards under the 2014 Plan. The Shares registered on this Registration Statement, along with an aggregate of 5,000,000 shares of Common Stock registered on the previous Registration Statements on Form S-8 (File Nos. 333-238143 and 333-258996) filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2020 and August 23, 2021, respectively (the “Prior Registration Statement”) amount to a total of 6,250,000 shares of registered Common Stock authorized for issuance under the 2014 Plan as of the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements filed with the SEC on May 11, 2020 and August 23, 2021 relating to the 2014 Plan, and all periodic reports filed by the Company after the Prior Registration Statements to maintain current information about the Company, are hereby incorporated by reference.

Item 3.          Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed on August 15, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 16, 2022;

●	our Current Report on Form 8-K, filed on January 7, 2022;

●	our Current Report on Form 8-K, filed on May 16, 2022;

●	our Current Report on Form 8-K, filed on June 17, 2022;

●	our Current Report on Form 8-K, filed on October 11, 2022;

●	our Current Report on Form 8-K, filed on November 25, 2022;

●	our Current Report on Form 8-K, filed on December 2, 2022;

●	our Current Report on Form 8-K, filed on December 23, 2022;

●	our Current Report on Form 8-K, filed on January 20, 2023;

●	our Current Report on Form 8-K, filed on February 6, 2023; and

●

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B, filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 21, 2019, including any amendments or reports filed for the purpose of updating such description.

Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.

Not applicable

Item 5.          Interests of Named Experts and Counsel.

Not applicable.

Item 6.          Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation, as amended and restated (“Charter”), and our amended and restated bylaws (“Bylaws”) provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We also expect to enter into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our Amended and Restated Charter and Bylaws. These indemnification agreements will provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.          Exemption from Registration Claimed

Not applicable.

Item 8.          Exhibits

Exhibit No.	Document Description	Incorporation by Reference

4.1	Second Amended and Restated Certificate of Incorporation of Super League Gaming, Inc., dated November 19, 2018.	Exhibit 3.1 to the Registration Statement on Form S-1, filed on January 4, 2019
4.2	Second Amended and Restated Bylaws of Super League Gaming, Inc.	Exhibit 3.2 to the Registration Statement on Form S-1, filed on January 4, 2019
4.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Super League Gaming, Inc., dated February 8, 2019.	Exhibit 3.3 to Amendment No. 2 to the Registration Statement on Form S-1, filed on February 12, 2019
4.4	Form of Common Stock Certificate.	Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1, filed on February 12, 2019
5.1*	Opinion of Disclosure Law Group, a Professional Corporation.
23.1*	Consent of Baker Tilly US, LLP
23.2*	Consent of Disclosure Law Group, a Professional Corporation.	Included in Exhibit 5.1.
99.1†	Super League Gaming, Inc. Amended and Restated 2014 Stock Option and Incentive Plan.	Exhibit 10.1 to the Registration Statement on Form S-1, filed on January 4, 2019
99.2†	Form of Stock Option Agreement under 2014 Stock Option and Incentive Plan.	Exhibit 10.2 to the Registration Statement on Form S-1, filed on January 4, 2019
99.3*†	Amendment No. 1 to the Super League Gaming, Inc. Amended and Restated 2014 Stock Option and Incentive Plan
107*	Calculation of Filing Fees Table

†	Identifies exhibits that consist of a management contract or compensatory plan or arrangement.

Item 9.          Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, State of California, on February 17, 2023.

Super League Gaming, Inc.

By: /s/ Ann Hand
Ann Hand
Chief Executive Officer and Chair of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ann Hand	Chief Executive Officer and Chair of the Board	February 17, 2023
Ann Hand	(Principal Executive Officer)

/s/ Clayton Haynes	Chief Financial Officer	February 17, 2023
Clayton Haynes	(Principal Financial and Accounting Officer)

/s/ Matthew Edelman	President and Chief Commercial Officer
Matthew Edelman

/s/ David Steigelfest	Director	February 17, 2023
David Steigelfest

/s/ Jeff Gehl	Director	February 17, 2023
Jeff Gehl

/s/ Kristin Patrick	Director	February 17, 2023
Kristin Patrick

/s/ Mark Jung	Director	February 17, 2023
Mark Jung

/s/ Michael Keller	Director	February 17, 2023
Michael Keller